Exhibit 99.2

XERIS PHARMACEUTICALS ANNOUNCES PRICING OF PUBLIC OFFERINGS OF $20 MILLION OF COMMON STOCK AND $75 MILLION OF 5.00% CONVERTIBLE SENIOR NOTES DUE 2025

CHICAGO, IL; June 25, 2020 - Xeris Pharmaceuticals, Inc. (Nasdaq: XERS), a specialty pharmaceutical company leveraging its novel technology platforms to develop and commercialize ready-to-use injectable and infusible drug formulations, today announced the pricing of concurrent underwritten public offerings of 7,400,000 shares of its common stock (the “Shares”) at a public offering price of $2.72 per share for gross proceeds of approximately $20.1 million, and $75.0 million aggregate principal amount of 5.00% Convertible Senior Notes due 2025 (the “Notes”). In addition, Xeris has granted the underwriters of the offering of the Shares (the “Shares Offering”) a 30-day option to purchase up to an additional 1,110,000 Shares and the underwriters of the offering of the Notes (the “Notes Offering”) a 30-day option to purchase up to $11.25 million aggregate principal amount of additional Notes. The sale of the Shares to the underwriters in the Shares Offering is expected to settle on June 30, 2020, subject to customary closing conditions, and is expected to result in approximately $18.8 million in net proceeds to Xeris, after deducting underwriting discounts and commissions and other estimated offering expenses payable by Xeris (assuming no exercise of the underwriters’ option to purchase additional Shares). The sale of the Notes to the underwriters in the Notes Offering is expected to settle on June 30, 2020, subject to customary closing conditions, and is expected to result in approximately $70.5 million in net proceeds to Xeris, after deducting underwriting discounts and commissions and other estimated offering expenses payable by Xeris (assuming no exercise of the underwriters’ option to purchase additional Notes). Neither offering is contingent on the completion of the other offering.

The Notes will be senior, unsecured obligations of Xeris and will bear interest at a rate of 5.00% per year. Interest will be payable semi-annually in arrears on January 15 and July 15 of each year, beginning on January 15, 2021. The Notes will mature on July 15, 2025, unless earlier repurchased, redeemed or converted. The initial conversion rate for the Notes is 326.7974 shares of Xeris’ common stock per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $3.06 per share, which represents a premium of approximately 12.5% over the public offering price of Xeris’ common stock in the concurrent Shares Offering of $2.72 per share). The Notes will be convertible at the option of the holders of Notes at any time before the close of business on the second scheduled trading day immediately before the maturity date. Conversions of the Notes will be settled in shares of Xeris’ common stock together with cash in lieu of any fractional share, if applicable.

The Notes will be redeemable, in whole but not in part, at Xeris’ option at any time on or after July 20, 2023, at a cash redemption price equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date but only if (1) the last reported sale price per share of Xeris’ common stock exceeds 130% of the conversion price on (i) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date Xeris sends the related redemption notice; and (ii) the trading day immediately before the date Xeris sends such notice.

Holders of Notes may require Xeris to repurchase their Notes upon the occurrence of certain events that constitute a fundamental change under the indenture governing the Notes at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the date of repurchase. In connection with certain corporate events or if Xeris issues a notice of redemption, Xeris will, under certain circumstances, increase the conversion rate for holders of Notes who elect to convert their Notes in connection with such corporate event or convert their Notes called for redemption for a specified period of time.

Xeris intends to use the net proceeds from the offerings to fund sales and marketing costs to support commercialization of GvokeTM; to repay $20.0 million of the borrowings under its senior secured loan facility; to repay $4.2 million of borrowings under, and terminate, its Paycheck Protection Program loan; to fund research and development activities relating to the advancement of its product candidates; for expansion of its technology or manufacturing infrastructure and capabilities; for potential strategic acquisitions of complementary businesses, assets, services or technologies; and the remainder for working capital, capital expenditures, and other general corporate purposes.

Jefferies, SVB Leerink and Mizuho Securities are acting as joint book running managers for the Shares Offering. Jefferies, SVB Leerink, RBC Capital Markets and Mizuho Securities are acting as joint book running managers for the Notes Offering.

The Shares Offering and the Notes Offering are being made pursuant to Xeris’ shelf registration statement (including a base prospectus), a preliminary prospectus supplement related to the Shares Offering (together with such base prospectus, the “Shares Prospectus”) and a preliminary prospectus supplement related to the Notes Offering (together with such base prospectus, the “Notes Prospectus”), all of which Xeris filed with the Securities and Exchange Commission (“SEC”). Xeris intends to file final prospectus supplements related to the Shares Offering and the Notes Offering with the SEC. Before investing in the Shares or the Notes investors should read the Shares Prospectus and the Notes Prospectus, respectively, in each case, including the documents incorporated by reference therein, and any free writing prospectus related to the Shares Offering and the Notes Offering, as the case may be. These documents can be obtained from Jefferies LLC, Attention: Equity Syndicate Prospectus Departments, 520 Madison Avenue, 2nd Floor, New York, NY 10022; by phone at (877) 821-7388; or by email at Prospectus_Department@Jefferies.com; SVB Leerink LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, by phone at 1-800-808-7525, ext. 6218, or by email at syndicate@svbleerink; Mizuho Securities USA LLC, Attention: Equity Capital Markets, 1271 Avenue of the Americas, 3rd Floor, New York, NY 10020; by phone at (212) 205-7600; or by email at US-ECM@mizuhogroup.com; or, with respect to the documents related to the Notes Offering, RBC Capital Markets, LLC, Attention: Equity Syndicate Department, 200 Vesey Street, 8th Floor, New York, NY 10281; by phone at (877) 822-4089; or by email at equityprospectus@rbccm.com. These documents can also be obtained by accessing the SEC’s website, www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any offer or sale of the Shares or the Notes (or any shares of Xeris' common stock issuable upon conversion of the Notes), in any state or other jurisdiction in which such offer, solicitation or sale of the Shares or the Notes (or any shares of Xeris' common stock issuable upon conversion of the Notes) would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Xeris Pharmaceuticals, Inc.

Xeris is a specialty pharmaceutical company delivering innovative solutions to simplify the experience of administering important therapies that people rely on every day around the world.

With a novel technology platform that enables ready-to-use, room-temperature stable formulations of injectable and infusible therapies, the company is advancing a portfolio of solutions in various therapeutic categories, including its first commercial product, Gvoke™. Its proprietary XeriSol™ and XeriJect™ formulation technologies have the potential to offer distinct advantages over conventional product formulations, including eliminating the need for reconstitution, enabling long-term, room-

temperature stability, significantly reducing injection volume, and eliminating the requirement for intravenous (IV) infusion. With Xeris’ technology, new product formulations are designed to be easier to use by patients, caregivers, and health practitioners and help reduce costs for payers and the healthcare system.

Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for Xeris Pharmaceuticals, Inc., including statements about the completion of the proposed offerings, including amounts sold and expected timing of closing, the anticipated use of proceeds of the proposed offerings, future expectations, plans and prospects for the Company and other statements containing the words “may,” “will,” “could,” “should,” “expects,” “intends,” “target,” “contemplates,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” or “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, without limitation: the uncertainties related to market conditions and the completion of the proposed offerings on the anticipated terms or at all, the market acceptance of GvokeTM and any product candidates, if approved, the regulatory approval of its product candidates, its ability to market and sell GvokeTM and any product candidates, if approved, the effect of uncertainties related to the COVID-19 pandemic on U.S. and global markets, Xeris’ business, financial condition, operations, and clinical trials and its third-party suppliers and manufacturers, and other factors discussed in the “Risk Factors” section of Xeris’ Annual Report on Form 10-K for the year ended December 31, 2019, which is on file with the SEC, as updated by any subsequently filed SEC filings, including Xeris’ Quarterly Reports on Form 10-Q, and the “Risk Factors” section of Xeris’ prospectus supplements and accompanying prospectus related to the proposed offerings. Any forward-looking statements contained in this press release speak only as of the date hereof, and Xeris expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact
Allison Wey
Senior Vice President, Investor Relations and Corporate Communications
awey@xerispharma.com
312-736-1237